PROMISSORY NOTE
                                 TAMPA, FLORIDA
                         WITH BALLOON PAYMENT PROVISION

$40,000.00                                                        April 23, 2001

         FOR VALUE RECEIVED the undersigned Yseek, Inc., a Florida corporation, "Maker" promises to pay to the order of Dave Marshlack, the principal sum of Forty Thousand ($40,000.00) as follows:

         With interest at the rate of 14% per annum payable in one balloon payment of principal and accrued interest, of $46,500.00, due on April 22, 2002, payable at 825 Capri Boulevard, Treasure Island, Florida 33706.

         Any payment hereunder shall be applied first to principal and then to interest. In the event that a payment is not received when due, then this note shall be in default. On a default in payment the holder of this note may without notice or demand accelerate the balance due under this note and demand payment in full. On a default in payment all persons liable herein, jointly and severally waive, protest and agree to pay all expenses of collection with reasonable attorney's fees, including appellate proceedings or bankruptcy proceedings. The holder may forbear and enforce defaults and extend the time of any payment without notice and without discharging or affecting the liability of any person liable hereon. Upon default in payment of amounts due under this note, all unpaid amounts shall bear interest at the maximum rate allowed by law. Time is of the essence.

         The Maker and all sureties, guarantors, and endorsers jointly and severally waive demand and presentment for payment, notice of dishonor, notice of nonpayment, notice of protest and protest; and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement, or guaranty of this Note.

         Each party, including the Maker and any endorser, surety, or guarantor, waives all right to trial by jury in any action or proceeding instituted in respect to this Note.

         Maker shall have the right to prepay said note at any time without penalty.

         Whenever used herein, the terms "holder", "maker", and "payee" shall be construed in the singular or plural as the context may require or admit.

         This Note shall be construed under the laws of the State of Florida, including the Uniform Commercial Code, as enacted and in force in the State of Florida. The Maker and endorser of this Note accept, submit, and consent to the jurisdiction of the state and federal courts in the State of Florida in any action arising out of or connected with the collection of the debt represented by this Note.

         The Maker and endorsers waive presentment, demand, notice of dishonor, protest, and notice of nonpayment and protest.

/s/ Bruce C. Hammil

--------------------------------
Yseek, Inc.,- Maker
By its President, Bruce C. Hammil